UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2016 (September 16, 2016)

TOWN SPORTS INTERNATIONAL

HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36803	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Patrick Walsh as Chief Executive Officer

On September 21, 2016, Town Sports Holdings Inc. (the “Company”) announced that the Board of Directors of the Company has appointed Patrick Walsh, the Company’s Executive Chairman, as the Company’s Chief Executive Officer, effective September 30, 2016. Mr. Walsh will also continue to serve as the Chairman of the Company’s Board of Directors.

In connection with Mr. Walsh’s appointment as Chief Executive Officer, the Company and Mr. Walsh entered into a letter agreement dated September 20, 2016 (the “Letter Agreement”). Pursuant to the Letter Agreement, Mr. Walsh will earn an annual base salary of $690,000. In addition, Mr. Walsh will receive 200,000 shares of restricted stock under the Company’s Amended and Restated 2006 Stock Incentive Plan, which will vest in three equal annual installments. Mr. Walsh will also continue to be eligible to receive an annual cash incentive award under the Company’s Amended and Restated 2006 Annual Performance Bonus Plan (the “Bonus Plan”), as previously disclosed.

Departure of Gregory Bartoli, Chief Operating Officer

On September 16, 2016, Town Sports International LLC and Gregory Bartoli, the Company’s Chief Operating Officer, entered into a Separation Agreement (the “Separation Agreement”), which shall become effective as of September 23, 2016, provided that Mr. Bartoli does not revoke his acceptance of the Separation Agreement before such date. The Separation Agreement provides that Mr. Bartoli shall be entitled to the severance payments and benefits owed to him for a termination without cause under his Offer Letter, dated August 17, 2015 (the “Offer Letter”), previously filed by the Company. Pursuant to the terms of the Separation Agreement, Mr. Bartoli’s last day of employment with the Company will be September 30, 2016.

Mr. Bartoli will receive severance payments and benefits, in all material respects, as set forth in the Offer Letter. In addition to payments provided for under the Offer Letter, the Company will pay Mr. Bartoli the prorated portion of his 2016 annual bonus under the Bonus Plan, based on the portion of 2016 that he was employed by the Company. Such bonus will be paid when the Company’s other executive officers are paid and otherwise in accordance with the Bonus Plan. In connection with the separation, Mr. Bartoli has released the Company from any and all claims and has agreed to be subject to certain confidentiality, non-competition, non-solicitation, non-disparagement, cooperation and assistance obligations, consistent with the terms of his Offer Letter.

The above summary of the Letter Agreement and the Separation Agreement is not complete and is qualified in its entirety by reference to the terms of the Letter Agreement and Separation Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 7.01 Regulation FD Disclosure

On September 21, 2016, the Company issued a press release announcing the appointment of Mr. Walsh as Chief Executive Officer and the departure of Mr. Bartoli. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Letter Agreement dated September 20, 2016, between the Company and Patrick Walsh
10.2	Separation Agreement dated September 16, 2016, between Town Sports International LLC and Gregory Bartoli
99.1	Press release of Town Sports International Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)

Date: September 21, 2016	By:	/s/ Carolyn Spatafora
Carolyn Spatafora
Chief Financial Officer